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                                                                EXHIBIT 99(h)(6)











                          SECURITIES LENDING AGREEMENT



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                          SECURITIES LENDING AGREEMENT

                               CUSTOMER AGREEMENT


         This Securities Lending Agreement, made as of this 1st day of January, 2007 including all exhibits attached hereto, all of the terms of which are incorporated herein by reference, in each case, as amended and/or supplemented from time to time in accordance with the terms hereof (this "Agreement"), by and between U.S. Bank National Association (the "Bank") and First American Investment Funds, Inc. (the "Customer").

                                   WITNESSETH:

         WHEREAS, Customer is an open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act") which offers its shares in one or more separate series, with each such series representing a separate and distinct pool of cash, securities, and other assets (collectively "Property"); and

         WHEREAS, the Customer desires to have the Bank engage in securities lending as Customer's agent with respect to certain Securities; and

         WHEREAS, the Bank and the Customer desire to specify the terms and conditions under which such securities lending will be performed.

         NOW, THEREFORE, in consideration of the mutual premises, covenants and undertakings set forth herein, the parties hereto agree as follows:

         1.   Definitions:  For purposes hereof:

                  "Borrower" shall be, subject to the other provisions of this Agreement, one or more (i) broker-dealers registered under the Securities Exchange Act of 1934 (the "1934 Act"); (ii) broker-dealers exempt from registration under 15(a)(1) of the 1934 Act as a dealer in exempted Government Securities, or (iii) bank(s), with which the Bank or one of its agents has established a securities lending agreement whereby Borrower may borrow Securities and which the Customer has expressly approved in accordance with the last sentence of this paragraph. Such potential Borrowers are listed in Exhibit A attached hereto. Borrowers may be added to or deleted from Exhibit A by (i) the Customer by means of written notice delivered by the Customer to the Bank, or (ii) written notice delivered by the Bank to the Customer which is confirmed by the Customer via letter, fax or e-mail.

                  "Borrower Agreement" shall have the meaning provided such term in Section 3(a) hereof.

                  "Business Day" shall mean, with respect to any Loan hereunder, a day on which regular trading occurs in the principal market for the Loaned Securities subject to such Loan, provided, however, that for purposes of determining the Market Value of any Securities hereunder, such term shall mean a day on which regular trading occurs in the

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         principal market for the Securities whose value is being determined.
         Notwithstanding the foregoing, in no event shall a Saturday or Sunday be considered a Business Day.

                  "Close of Trading" shall mean, with respect to any Security, the end of the primary trading session established by the principal market for such Security on a Business Day.

                  "Collateral" shall be collateral which the Bank shall receive from Borrower(s) to secure Loans on behalf of a Customer in the form of
         (i) cash denominated in United States dollars ("Cash Collateral"), (ii) securities issued or guaranteed by the United States Government or its agencies, or (iii) irrevocable bank letters of credit issued by a person other than the Borrower or an affiliate thereof, or equivalent obligation denominated in United States dollars..

                  "Government Securities" shall mean government securities as defined in Section 3(a)(42)(A)-(C) of the 1934 Act, as amended.

                  "Loans" shall be the lending of Securities to Borrower(s).

                  "Loaned Securities" shall be those Securities which are loaned to the Borrower(s) by the Bank, securities identical to such Securities, or securities equivalent to such loaned securities in the event of a reorganization, recapitalization or merger affecting the originally loaned securities.

                  "Margin Percentage" shall mean, with respect to any Loan as of any date, a percentage agreed to by the Borrower and the Bank, provided that in no event shall the Margin Percentage be less than 100% of the Market Value of the Loaned Securities.

                  "Mark to Market" shall be the procedure whereby the Bank determines the Market Value of securities Collateral and Loaned Securities.

                  "Market Value" shall be:

                           (i) If the principal market for the securities to be
                  valued is a national securities exchange in the United States, their Market Value shall be determined by their last sale price on such exchange at the most recent Close of Trading or, if there was no sale on the Business Day of the most recent Close of Trading, by the last sale price at the Close of Trading on the next preceding Business Day on which there was a sale on such exchange, all as quoted on the Consolidated Tape or, if not quoted on the Consolidated Tape, then as quoted by such exchange, including where applicable, accrued interest to the extent not already included therein, unless market practice with respect to the valuation of such securities in connection with securities loans is to the contrary.

                           (ii) If the principal market for the securities to be
                  valued is the over-the-counter market, and the securities are quoted on The Nasdaq Stock Market ("Nasdaq"), their Market Value shall be the last sale price on Nasdaq at the most recent Close of Trading or, if the securities are issues for which last sale prices are



                                     - 2 -

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                  not quoted on Nasdaq, the last bid price at such Close of
                  Trading. If the relevant quotation did not exist at such Close of Trading, then the Market Value shall be the relevant quotation on the next preceding Close of Trading at which there was such a quotation, including where applicable, accrued interest to the extent not already included therein, unless market practice with respect to the valuation of such securities in connection with securities loans is to the contrary.

                           (iii) Except as provided in Subsection (iv) of this
                  definition, if the principal market for the securities to be valued is the over-the-counter market, and the securities are not quoted on Nasdaq, their Market Value shall be determined in accordance with market practice for such securities, based on the price for such securities as of the most recent Close of Trading obtained from a generally recognized source agreed to by the Bank and the Borrower(s) or the closing bid quotation at the most recent Close of Trading obtained from such a source. If the relevant quotation did not exist at such Close of Trading, then the Market Value shall be the relevant quotation on the next preceding Close of Trading at which there was such a quotation, including where applicable, accrued interest to the extent not already included therein, unless market practice with respect to the valuation of such securities in connection with securities loans is to the contrary.

                           (iv) The Market Value of a letter of credit shall be
                  the outstanding amount thereof.

                  "Offering Memorandum" shall mean the offering memorandum dated on or about March 31, 2006 relating to the Selected Series.

                  "Person" shall be any natural person, corporation, partnership, limited partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

                  "RIC" shall be the Mount Vernon Securities Lending Trust.

                  "Securities" shall be securities, of any type, that are owned or controlled by the Customer and that have been hereby approved for use in securities lending by the Customer.

                  "Selected Series" shall be the series of the RIC that is selected by the Customer for investment of Cash Collateral, as identified on the Customer Information Sheet attached hereto. The Selected Series may be changed by the Customer upon thirty (30) days written notice to the Bank.

                  "Substitute Payments" shall mean payments in amounts equal to all distributions made to holders of Loaned Securities during the term of the loan, including, but not limited to, cash dividends, interest payments, shares of stock as a result of stock splits, and rights to purchase additional securities.



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         2. Appointment and Acceptance. The Customer hereby appoints the Bank as its agent for the purpose of lending Securities; and the Bank hereby agrees to accept such appointment and act in such capacity.

         3. Delivery of Securities; Receipt of Collateral; Return of Collateral. Until given written notice of termination pursuant to Section 15, the Customer hereby authorizes the Bank, and the Bank agrees, to undertake the following:

                  (a) To enter into and maintain securities loan agreements with Borrower(s) which set forth terms consistent with this Agreement. The Customer acknowledges that the standard form(s) of Borrower Agreement(s) entered or to be entered with Borrowers will be substantially in the form of the most current Master Securities Loan Agreement produced by the Bond Market Association and the Customer authorizes the Bank to lend Securities to Borrowers pursuant to agreements substantially in the form thereof (each such agreement referred to herein as a "Borrower Agreement"). The Customer may from time to time direct the Bank not to enter into loans with a Borrower, as the Customer specifies by written notice to the Bank, in each case notwithstanding the Customer's prior approval of such Borrower in accordance with the terms contained herein.

                  (b) To negotiate fees with Borrowers in connection with securities lending, subject to the following requirements. In the case of a Loan for which the Collateral is Cash Collateral, the Bank shall negotiate a fee (the "Borrower Rebate Fee") to be paid by the Bank to the Borrower on behalf of the Customer. In the case of a Loan for which the Collateral is non-cash, the Bank shall negotiate a loan fee to be paid by the Borrower.

                  (c) To deliver to Borrowers, from time to time, such Securities as the Bank may in its discretion select for securities lending in accordance with this Agreement.

                  (d) To use the securities lending services of other financial institutions, including, without limitation, FAF Advisors, Inc. ("FAF Advisors") and other financial institutions that are affiliates of the Bank, as agents of the Bank, for the benefit of the Customer, as the Bank in its discretion shall determine to be necessary or desirable to perform securities lending on behalf of the Customer.

                  (e) In connection with each Loan, to receive from the Borrower, at the time the Securities are loaned, Collateral of a value at least equal to 102% of the then current Market Value of the Loaned Securities. Such Collateral shall be held as security by the Bank on behalf of the Customer for the due and punctual performance by the Borrower of any and all of the Borrower's obligations under the Borrower Agreement.

                  (f) To hold and safekeep the Collateral on behalf of the Customer with other securities lending collateral held by the Bank, provided that the Customer's specific interest in the Customer's Collateral shall at all times be noted in the records of the Bank, provided further, however, that all Collateral shall be held separate from any other securities held by the Bank on behalf of an other person or entity.

                  (g) To invest Cash Collateral for the benefit of the Customer in the Selected Series.


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                  (h) Upon termination of any Loan, to liquidate Cash Collateral investments made with the Collateral and to return the Collateral to the Borrower in accordance with the Borrower Agreement so long as the Borrower is not in default and the Bank receives the Loaned Securities from the Borrower.

                  (i) To receive from the Borrower Substitute Payments and to forward such Substitute Payments to the Customer.

                  (j) To pay to the Borrower all interest and dividend payments, including Substitute Payments, received on Securities which are held as Collateral, provided that there is no material default by the Borrower of the terms and conditions of the Borrower Agreement, in cases where the Borrower has provided non-cash Collateral in the form of securities, in whole or in part.

                  (k) To originate or terminate any Loan at any time as the Bank may in its discretion determine pursuant to the terms of this Agreement, without prior notice to the Customer.

                  (l) In connection with the Customer's Loaned Securities, to collect loan fees owed by Borrowers and income earned on Cash Collateral investments, and to dispose of such monies pursuant to Sections 3(b) and 8 of this Agreement.

                  (m) To disclose to any Borrower, the name of the Customer and such other information required by such Borrower or such Person to enable such Borrower or such Person to comply with applicable federal or state law, as the Bank may in its discretion deem necessary.

                  (n) To group the Customer's securities together with the securities of other securities lending customers for the purposes of facilitating Loans to Borrowers. The Customer acknowledges that whether particular securities are loaned depends on many variables, including, but not limited to, the demand for a particular security by Borrowers, the Bank's automated queuing system for equitable utilization of all available securities for lending transactions, and the quantity of a particular security that is held in the lendable pool, and that the Bank cannot ensure that the Customer's Securities will become the subject of any particular Loan or that the Customer's Securities will be loaned.

         4. Voting Rights. Customer shall not retain voting rights of Loaned Securities while loaned to any Borrower.

         5. Mark to Market. The Bank shall on a daily basis (a) Mark to Market Loaned Securities and Collateral. If the Market Value of the Collateral at the close of trading on a Business Day is less than the Margin Percentage of the Market Value of the Loaned Securities at the close of trading on that day, the Borrower shall deliver, by the close of business on the following Business Day, an additional amount of Collateral the Market Value of which, together with the Market Value of all previously delivered collateral, equals at least the Margin Percentage of the Market Value of




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the Loaned Securities as of such preceding day. In the event that the Market
Value of the Collateral exceeds the Margin Percentage of the Market Value of the Loaned Securities, part of the Collateral may be returned to the Borrower as long as the Market Value of the remaining Collateral equals at least the Margin Percentage of the Market Value of the Loaned Securities.

         6. Accountings. The Bank shall include in a monthly report to the Customer daily information concerning all securities loans outstanding, including an accounting of all securities lending transactions.

         7.   Loan Termination by Customer.

                  (a) Unless otherwise agreed in writing, the Customer may, in its discretion, elect to terminate a Loan on a termination date established by notice given to the Bank prior to the close of business on a Business Day. The termination date established by a termination notice shall be a date no earlier than the standard settlement date that would apply to a purchase or sale of the Loaned Securities, which date shall be determined in accordance with the terms of the Borrower Agreement. Upon receipt of such notice, the Bank shall notify the appropriate Borrower for return of the Loaned Securities in accordance with the terms of the Borrower Agreement.

                  (b) The Bank shall be deemed to have received appropriate notice as required by this Section 7 upon receipt of written or oral directions (i) signed or given by any person whose name and signature is listed on the most recent certificate delivered by the Customer to the Bank which lists those persons authorized to give directions in the name and on behalf of the Customer or (ii) signed or given by any other person(s), duly authorized by the Customer to give directions to the Bank hereunder or whom the Bank reasonably believes to be so authorized. Appropriate notice as required by this Section 7 shall include notice sent to the Bank by letter, memorandum, telegram, cable, telex, telecopy facsimile, video (CRT) terminal or other "on-line" system, or similar means of communication, or given over the telephone or in person.

         8.   Fees.

                  (a) The Customer shall pay fees to the Bank in the amount and at such times set forth on Exhibit B attached hereto and made a part hereof as though fully set forth herein. The provisions of Exhibit B may be renegotiated at any time upon five days written notice by either party hereto and may be amended by a separate writing between the Bank and the Customer. The Bank shall charge such fees against the net income received as proceeds from securities lending transactions (after payment of any applicable Borrower Rebate Fees) ("Net Income"); provided, however, that if not so charged, the Customer shall pay such fees.

                  (b) Any Borrower Rebate Fee incurred by a Customer arising from the receipt of cash as Collateral for Loaned Securities shall be charged against the gross income received by the Customer as proceeds from securities lending transactions and the Bank shall pay such Borrower Rebate Fee to the appropriate Borrower on behalf of the Customer; provided, however, that if not so charged, the Customer shall pay such Borrower Rebate Fee.




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         9.   Customer Representations and Warranties.

                  (a) The Customer represents and warrants that: (i) the Customer has the legal right, power and authority to execute, deliver and perform this Agreement and to carry out all of the transactions contemplated hereby; (ii) the execution and delivery of this Agreement by the Customer will not violate any provision of its charter, bylaws or any other governing documents, or any law, or any regulation, interpretation or order or any court or other government agency, or judgment, applicable to the Customer; (iii) the Customer has obtained all necessary authorizations, including those from any persons who may have an interest in the Securities, including the consent or approval of any governmental agency or instrumentality; (iv) the execution, delivery and performance of this Agreement and the carrying out of any of the transactions contemplated hereby will not be in conflict with, result in a breach of or constitute a default under any agreement or other instrument to which the Customer is a party or which is otherwise known to the Customer, including but not limited to, liens against and/or pledges of Securities; and (v) all persons executing this Agreement on behalf of the Customer and carrying out the transactions contemplated hereby on behalf of the Customer are duly authorized to do so.

                  (b) The Customer represents and warrants that it is an "investment company" as that term is defined in the Investment Company Act of 1940 (the "1940 Act") and that it will indicate each Borrower that is an "affiliate," as that term is defined in the 1940 Act by instructing the Bank not to lend the Customer's Securities to such Borrower, such instruction to be given by completion of Exhibit A hereto.

                  (c) The Customer is aware that it is possible to loan portfolio securities without incurring the loan fees payable pursuant hereto by administering such a program itself, rather than hiring the Bank.

                  (d) The Customer represents and warrants that each Person who owns, controls or possesses securities which may be lent pursuant to this agreement is identified in the Customer Information Sheet attached hereto and made a part hereof as though fully set forth herein, such Customer Information Sheet to be updated from time to time upon written notice to the Bank from the Customer (the "Customer Information Sheet") and that the tax identification number of such Person is set forth opposite such Person's name on such Customer Information Sheet.

                  (e) The Customer represents and warrants (i) that the information contained in the attached Customer Information Sheet is complete and accurate in all respects as of the date hereof and the Customer acknowledges and affirms that the Bank may rely upon the accuracy and completeness of the information contained in the Customer Information Sheet in complying with its obligations under applicable laws and regulations and (ii) that the Customer has reviewed and understands the Offering Memorandum.

                  (f) The Customer represents and warrants that all recitals contained herein are true and correct in all respects.


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         10. The Bank's Responsibilities. The Bank's duties and responsibilities shall only be those expressly set forth in this Agreement. The Bank hereby agrees that it shall at all times during the term of this Agreement exercise its reasonable care and efforts in performing its obligations hereunder. The Bank will perform such obligations and responsibilities in accordance with all applicable laws, including, but not limited to Securities and Exchange
Commission (SEC") rules and regulations. The Bank intends to rely on previously obtained exemptive relief orders issued by SEC in performing its responsibilities under this Agreement. Neither the Bank nor its agents shall be responsible for any loss or liability arising from their performance of the Bank's duties under this Agreement, except for direct loss or liability (but not consequential or punitive damages) arising from the Bank's, or its agent's, willful misfeasance, bad faith or negligence in the performance of the Bank's duties under this Agreement. In no event shall the Bank be liable for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

         11.  Customer Responsibilities.

                  (a) The Customer agrees to (i) promptly notify the Bank of any change that the Customer wishes to make to Exhibit A, (ii) promptly notify the Bank if any information contained in the Customer Information Sheet becomes inaccurate or untrue and (iii) indemnify the Bank for any losses resulting from the Customer's failure to adhere to the provisions of Subsection (a) of this Section 11.

                  (b) The Customer agrees that, to the extent any loss arising out of investments of Cash Collateral in the Selected Series results in a deficiency in the amount of Collateral available for return to a Borrower, the Customer shall pay to the Bank, on demand, cash in an amount equal to such deficiency.

                  (c) The Customer acknowledges that the Bank is acting as an agent on the Customer's behalf in connection with the lending of the Customer's assets and the investment of cash received as Collateral for such Loans. The Customer understands that it bears the risks of investment loss, including any decline in value of Cash Collateral investment and loss resulting from any securities lending default by a Borrower.

                  (d) The Customer acknowledges that it is responsible for paying any taxes that are incurred as a result of Loans made on behalf of the Customer, and the Customer agrees that it shall reimburse the Bank for any taxes paid on Customer's behalf by the Bank.

                  (e) The Customer agrees to reimburse the Bank and to hold the Bank harmless from and against any and all costs, expenses, damages, liabilities or claims, including reasonable fees and expenses of counsel incurred by the Bank which the Bank may sustain or incur or which may be asserted against the Bank by reason of or as a result of any action taken or omitted by the Bank in connection with operating under this Agreement (including, but not limited to, actions or omissions related to the lending of Securities to Borrowers or the holding or investment of Collateral or resulting from the Customer's failure to comply with its obligations under Section 11(a) hereof) other than those costs, expenses, damages, liabilities or claims arising out of the Bank's negligence,

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         bad faith or willful misfeasance, as adjudicated by a court of competent jurisdiction. The foregoing shall be a continuing obligation of the Customer and the Customer's successors and assigns, notwithstanding the termination of any Loans hereunder or of this Agreement. The Bank may charge any amounts to which it is entitled hereunder against the account in which the Customer's Securities are held.


         12.  Indemnification.

                  (a) In the event of a Borrower's material default of the terms and conditions of the Borrower Agreement, the Bank shall:

                           (i) take all actions the Bank deems appropriate, in
                  its discretion, to liquidate the Collateral,

                           (ii) at its own expense, but subject to the
                  Customer's obligations pursuant to Section 11(c) hereto, replace as soon as reasonably practicable such Loaned Securities with identical securities or the equivalent thereof in the event of a reorganization, recapitalization or merger of the issuer of the Loaned Securities, or

                           (iii) if the Bank is unable to obtain replacement
                  securities, the Bank shall provide the Customer with immediately available funds in an amount equal to the Market Value of such Loaned Securities. The Market Value shall be calculated (1) in the case of a Borrower insolvency, on the date of such insolvency, or (2) in the case of a Borrower's failure to return Loaned Securities, on the date that the Bank deposits funds to the Customer's account.

                  (b) If the Market Value of the Collateral on the date of such replacement or credit is less than that which is required to purchase replacement securities or to provide equivalent funds to the Customer as a result of a decrease in the Market Value of investments of Cash Collateral, the Bank will not be responsible for such decrease. In such event, the Bank shall purchase and deposit replacement securities, or deposit cash to the Customer's account, in an amount equal to the then current Market Value of Cash Collateral investments. If the Market Value of the Collateral on the date of such replacement or credit is less than that which is required to purchase replacement securities or to credit equivalent funds to Customer's account as a result of any reason other than a decrease in the Market Value of investments of Cash Collateral, Bank shall pay such additional amounts as are necessary to purchase replacement securities in an amount equal to the Market Value of such Loaned Securities or credit equivalent funds to Customer's account as of the date of such replacement. The Bank shall not be liable for any appreciation in the Market Value of the Loaned Securities subsequent to such date.

                  (c) The Customer agrees that the Bank shall be subrogated to the rights of the Customer in the Collateral and against the Borrower to the extent of any amount paid by the Bank to the Customer hereunder.

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                  (d) Except as provided for herein, the Bank shall have no
         additional liability to the Customer relating to any Borrower's failure to return Loaned Securities and no duty or obligation to take action to effect payment by a Borrower of any amounts owed by such Borrower pursuant to the Borrower Agreement.

                  (e) Notwithstanding the foregoing, the Bank shall not be required to act inconsistently with (i) any court or government agency order regarding such Collateral or (ii) the Borrower Agreement.

                  (f) With respect to its use in this Section 12, a Borrower's "insolvency" is defined to mean any of the following: (i) the Borrower shall commence any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or seek the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property; (ii) any case, proceeding or appointment referred to in the preceding Clause
         (i) shall be commenced against the Borrower, or any application shall be filed against the Borrower for a protective decree under the provisions of the Securities Investor Protection Act of 1970 as amended, any of which (aa) is consented to or not timely contested by the Borrower, (bb) results in the entry of any order for relief, such an appointment, the issuance of such a protective decree or the entry of any order having a similar effect, or (cc) is not dismissed within 15 days; (iii) the Borrower shall make a general assignment for the benefit of creditors; or (iv) the Borrower shall admit in writing its inability to pay its debts as they become due.

         13. Agreement Modification. This Agreement, together with the Exhibits hereto, contains a complete statement of the parties with respect to its subject matter, supersedes all existing agreements between them concerning the subject and cannot be amended or modified in any manner except by a written agreement executed by all parties hereto. Notwithstanding the foregoing, Exhibit A may be amended in the manner set forth in the definition of "Borrower" contained in
Section 1 and the fee schedule set forth in Exhibit B may be renegotiated and amended in the manner set forth in Section 8(a).

         14. Notice. Any notice required to be given in writing under this Agreement shall be delivered by hand or mailed by registered mail, postage prepaid, to FAF Advisors, Inc., 800 Nicollet Mall, Minneapolis, Minnesota 55402,
Attention: Securities Lending, or such other address provided by the Bank, and to the Customer at the most recent address of such party provided to the Bank.

         15. Termination. This Agreement may be terminated at any time by the Bank or the Customer upon thirty (30) days prior written notice to the other party. All outstanding Loans, unless a Customer shall specify otherwise, shall remain outstanding until such Loans terminate pursuant to the securities loan agreement with Borrower, even if such date is past the termination date established by either party pursuant to this Section 15 (but subject to Section 7 and to any other agreement between the Customer and the Bank).

         16. Assignment. This Agreement shall not be assignable by the Bank or the Customer without the written consent of the other party, except that the Bank may assign this Agreement to an affiliate of the Bank. Subject to the preceding sentence hereof, this Agreement shall be

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binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

         17. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota without reference to its conflicts or choice of law principles.

            [The remainder of this page is intentionally left blank]






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         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

                                     FIRST AMERICAN INVESTMENT
                                     FUNDS, INC.


                                     By:   /s/ Charles D. Gariboldi, Jr.
                                           -------------------------------------
                                     Name: Charles D. Gariboldi, Jr.
                                           -------------------------------------
                                     Its:  Treasurer
                                           -------------------------------------








                            [Customer Signature Page]

                                     U.S. BANK NATIONAL ASSOCIATION


                                     By:   /s/ Kenneth L. Delecki
                                           -------------------------------------
                                     Name: Kenneth L. Delecki
                                           -------------------------------------
                                     Its:  Product Manager, Securities Lending
                                           -------------------------------------








                           [U.S. Bank Signature Page]

                                    EXHIBIT A

                               APPROVED BORROWERS

THE FOLLOWING ENTITIES ARE PRE-APPROVED AS "BORROWERS" PURSUANT TO SECTION 1 OF THE AGREEMENT UNLESS THE CUSTOMER PLACES AN "X" ON THE LINE ACROSS FROM A BORROWER NAME.

ABN Amro Bank N.V. New York Branch                        ______________________
ABN Amro Incorporated                                     ______________________
Ameritrade Clearing                                       ______________________
Bank of America Securities, LLC                           ______________________
Barclays Capital Inc.                                     ______________________
Bear, Stearns and Co. Inc.                                ______________________
Bear, Stearns Securities Corp.                            ______________________
BNP Paribas Securities Corp.                              ______________________
Calyon Securities (USA) Inc.                              ______________________
Cantor Fitzgerald Securities                              ______________________
CIBC World Markets                                        ______________________
Citadel Trading Group, LLC                                ______________________
Citigroup Global Markets, Inc.                            ______________________
Credit Suisse Securities (USA) LLC                        ______________________
Deutsche Bank NA                                          ______________________
Deutsche Bank Securities, Inc.                            ______________________
Dresdner Kleinwort Wasserstein Securities, LLC            ______________________
Edwards, A.G. Inc.                                        ______________________
First Clearing, LLC (Wachovia Corp.)                      ______________________
Fortis Securities, LLC                                    ______________________
Goldman Sachs & Co., Incorporated                         ______________________
RBS Greenwich Capital, Inc.                               ______________________
HSBC Securities (USA), Inc.                               ______________________
ING Financial Markets, LLC                                ______________________
Jefferies & Company, Inc.                                 ______________________
Lehman Brothers, Inc.                                     ______________________
Merrill Lynch Government Securities Inc.                  ______________________
Merrill Lynch, Pierce, Fenner & Smith, Inc.               ______________________
Morgan Stanley & Co., Inc.                                ______________________
J.P. Morgan Securities, Inc.                              ______________________
J.P. Morgan Chase Bank                                    ______________________
Paloma Securities, LLC                                    ______________________
Raymond James & Associates, Incorporated                  ______________________
RBC Dain Rauscher                                         ______________________
RBC Capital Markets Corporation                           ______________________
SG Americas Securities, LLC                               ______________________
Societe Generale, New York Branch                         ______________________
Swiss American Securities, Incorporated                   ______________________
UBS Securities LLC                                        ______________________
Wachovia Bank NA                                          ______________________
Wachovia Securities, Inc.                                 ______________________


PLEASE INITIAL HERE TO APPROVE BORROWERS __________





                                    Exh. A-1

                                    Exh. B-4

                                    EXHIBIT B

                             SECURITIES LENDING FEE

The Customer shall pay to the Bank, on behalf of each series of the Customer participating in the securities lending program pursuant to the Agreement, monthly fees for administering the securities lending program for such series. For each series, the monthly fee shall equal 25% of the series' Net Income during such month; provided, however, that if the series' Cash Collateral was invested during such month in the RIC, the fee for such month will be reduced, if necessary, so that the sum of (a) that portion of the administration fee (.02% per annum) earned by FAF Advisors from the RIC during such month that is allocable to such series, plus (b) the monthly fee paid by such series to the Bank under this Agreement, does not exceed 32% of the sum of (i) the series' Net Income for such month plus (ii) that portion of the administration fee earned by FAF Advisors from the RIC during such month that is allocable to such series. The monthly fee for each series shall be calculated and retained by the Bank out of such series' aggregate Net Income for such month; provided, however, that if the fee is not so retained, the Customer, on behalf of such series, shall pay such fee upon request from the Bank.

                           CUSTOMER INFORMATION SHEET

Please provide the Bank with the following information:

Name: ____________________________________________________

Tax identification number: _______________________________

Principal place of business: _____________________________

State and nation of incorporation or organization: _____________________________

Address (or the address of
your registered agent) within
state of incorporation or organization: ________________________________________

Please select ONE (and only one) of the following two series of the Mount Vernon Securities Lending Trust in which you wish the Bank to invest Cash Collateral (each series is described more fully in such series' respective Offering Memorandum):

       [ ]  Short-Term Bond Portfolio              [ ]   Prime Portfolio

(IF YOU FAIL TO SELECT EITHER OF THE SERIES ABOVE, OR IF YOU SELECT BOTH OF THE SERIES ABOVE, THE BANK WILL BE UNABLE TO LEND YOUR SECURITIES.)

Please set forth below the name of each entity which owns, controls or possesses securities which may be lent pursuant to the Customer Agreement and the tax identification number of such entity (attach additional pages if necessary):


NAME                                      TAX ID
----                                      ------

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________